Exhibit 23.3

Deloitte LLP Bay Adelaide East 8 Adelaide Street West, Suite 200 Toronto, ON M5H 0A9 Canada Tel: 416-601-6150 Fax: 416-601-6151 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-4 of our reports dated February 28, 2020 relating to the financial statements of Brookfield Infrastructure Partners L.P. (the “Partnership”) and the effectiveness of the Partnership’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Partnership for the year ended December 31, 2019. We also consent to the reference to us under the heading “Interest of Experts” in such Registration Statement.

We also consent to the use in this Registration Statement on Form F-4 of our report dated February 12, 2021 relating to the financial statements of Brookfield Infrastructure Corporation appearing in the Annual Report on Form 20-F of Brookfield Infrastructure Corporation for the year ended December 31, 2020. We also consent to the reference to us under the heading “Interest of Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

February 22, 2021